Exhibit 4.1
GENERAL MILLS, INC.
OFFICERS’ CERTIFICATE
AND
AUTHENTICATION ORDER
     Pursuant to the Indenture dated as of February 1, 1996 (the “Indenture”) between General Mills, Inc. (the “Company”) and U.S. Bank National Association (formerly known as First Trust of Illinois, National Association), as trustee (the “Trustee”), and resolutions adopted by the Board of Directors of the Company on December 17, 2001 and the Finance Committee of the Board of Directors of the Company on December 7, 2006, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.
     Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.
     A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):
     (1) The series of Securities being authorized shall bear the title “Floating Rate Notes due 2010” (the “Notes”).
     (2) There shall be no limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture; provided, however, that the aggregate principal amount of Notes to be authenticated and delivered under the Indenture pursuant to this Officers’ Certificate and Authentication Order shall be limited to the amount set forth in Section C below (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).
     (3) Interest on each Note will be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date (as defined in paragraph 5 below), except that interest due at Maturity will be paid to the Person to whom the principal of the Note is paid.
     (4) The Notes will mature on January 22, 2010, unless the principal of any Note, or any installment of principal, becomes due and payable prior to such date. If the date of Maturity of a Note is not a Business Day (as defined below), the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from Maturity to that next succeeding Business Day. “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, provided, that such day is also a London Business Day. “London Business Day” means any day on which dealings in United States dollars are transacted on the London interbank market.
     (5) Each Note will bear interest from and including January 24, 2007 or from and including the most recent Interest Payment Date (as defined below) as to which interest on such Note (or any Predecessor Security with respect to such Note) has been paid or made available for payment at a rate per annum equal to the three-month LIBOR rate (as defined below), as determined on the applicable Interest Determination Date (as defined below) by the Calculation Agent (as defined below) (based on the actual number of days in each quarterly Interest Period and a 360-day year), plus 0.13%, payable quarterly on January 22, April 22, July 22 and October 22 of each year, beginning April 22, 2007, until the principal of the Note is paid or made available for payment. Each such January 22, April 22, July 22 and October 22 shall be an “Interest Payment Date” for the Notes, and each January 8, April 8, July 8 and October 8 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date for the Notes shall be a Regular Record Date for interest payable on such Interest Payment Date. If an Interest Payment Date, other than the date of Maturity, is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that if such succeeding Business Day is in the next succeeding calendar month, the payment due on such day shall be made on the immediately preceding Business Day. Each payment of interest on a Note will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.
     The rate of interest on the Notes will be 5.49% on January 24, 2007 and will be reset on the first day of each Interest Period (as defined below) other than the Initial Interest Period (as defined below) (the date on which each such reset occurs, an “Interest Reset Date”). An “Interest Period” for the Notes means the period commencing on an Interest Payment Date (or, in the case of the Initial Interest Period, commencing on January 24, 2007) and ending on the day preceding the next following Interest Payment Date. The “Initial Interest Period” will be January 24, 2007 through April 21, 2007. The “Interest Determination Date” for an Interest Period will be the second Business Day preceding such Interest Period.
     “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:
     (i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

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     (ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding Interest Reset Date.
     “Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on that service).
     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
     The “Calculation Agent” shall be the agent appointed by the Company to calculate the interest rate on the Notes and will initially be the Trustee. The Calculation Agent shall calculate the interest rate in accordance with the foregoing. On or before each Calculation Date (as defined below), the Calculation Agent will determine the interest rate and notify the Paying Agent. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive and binding and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The “Calculation Date” pertaining to any Interest Determination Date on a Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the date of Maturity, as the case may be.
     Notwithstanding the foregoing, the interest rate shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

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     (6) Payment of principal of and premium (if any) and interest on each Note that is represented by a Global Security will be made to the Depositary (as specified in paragraph 16 below) or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture.
     Payment of principal of and premium (if any) and interest on each Note that is not represented by a Global Security will be made upon presentation and surrender of such Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office of the Trustee). Registered Holders that wish to receive payment in immediately available funds must provide appropriate written wire transfer instructions sufficiently in advance of the payment date and present the Note in time for the party making the payment to make payments in such funds in accordance with its normal procedures. Any wire transfer instructions received by a party making payments shall remain in effect until revoked by the registered Holder. Payment in accordance with written wire transfer instructions from a registered Holder shall be deemed to constitute full and complete payment of all amounts so paid. The Company may, at its option, elect to make payments of interest other than at Maturity by check mailed to the address of the registered Holder thereof as of the close of business on the relevant Regular Record Date as such address appears in the Security Register.
     The “Place of Payment” with respect to the Notes shall be The City of New York.
     (7) The Notes will not be redeemable prior to Stated Maturity.
     (8) The Company shall have no obligation to redeem or repurchase any Notes either pursuant to any sinking fund or analogous provision or at the option of any Holder thereof.
     (9) The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     (15) The Notes shall be defeasible, in whole or any specified part, pursuant to Section 1302 or Section 1303 of the Indenture or both such Sections.
     (16) The Notes shall be issuable in whole or in part in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth on the form of Note attached hereto as Exhibit A. Such Global Security may not be exchanged in whole or in part for Securities registered, and no transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof, unless (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that

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the Depositary is no longer so registered, (b) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (z) an Event of Default with respect to such Global Security has occurred and is continuing, and the Depositary requests the issuance of Securities registered in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Notes and the Indenture.
     B. Establishment of Form of Securities Pursuant to Section 201 of the Indenture. In accordance with Section 201 of the Indenture, the form attached hereto as Exhibit A is hereby established as the form to represent the Notes.
     C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture. Pursuant to Section 303 of the Indenture, you are hereby requested, as Trustee under the Indenture, to authenticate, in the manner provided by the Indenture, $500,000,000 aggregate principal amount of the Notes registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to J.P. Morgan Securities Inc. through the facilities of The Depository Trust Company against payment therefor on January 24, 2007.
     D. Certification Pursuant to Section 102 of the Indenture. Each of the undersigned has read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of each of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities and (ii) the issuance, authentication and delivery of such series of Securities contained in the Indenture have been complied with. In the opinion of each of the undersigned, all conditions precedent to (x) the establishment of the Notes and the form of the Notes and (y) the issuance, authentication and delivery of the Notes have been complied with.
     Insofar as this Officers’ Certificate and Authentication Order relates to legal matters, it is based upon the Opinion of Counsel delivered by the Company to the Trustee contemporaneously herewith.

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     IN WITNESS WHEREOF, the undersigned have hereunto signed our names on behalf of the Company.
Dated: January 24, 2007

GENERAL MILLS, INC.
By	/s/ James A. Lawrence
James A. Lawrence
Its Vice Chairman and Chief Financial Officer

By	/s/ Kenneth L. Thome
Kenneth L. Thome
Its Senior Vice President, Financial Operations

CERTIFICATION
     I, Christopher A. Rauschl, an Assistant Secretary of the Company, do hereby certify that James A. Lawrence is on the date hereof the duly elected or appointed Vice Chairman and Chief Financial Officer of the Company and the signature set forth above is his own true signature, and further certify that Kenneth L. Thome is on the date hereof the duly elected or appointed Senior Vice President, Financial Operations of the Company and the signature set forth above is his own true signature.

/s/ Christopher A. Rauschl
Christopher A. Rauschl
Assistant Secretary

6

Exhibit A

REGISTERED NO.	PRINCIPAL AMOUNT:
$
GENERAL MILLS, INC.
FLOATING RATE NOTES DUE 2010

CUSIP NO. 370334BA1	ISIN No. US370334BA19	Common Code No.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     GENERAL MILLS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          (U.S. $                                         ) on January 22, 2010 (the “Maturity Date”), and to pay interest thereon from and including January 24, 2007 or the most recent Interest Payment Date (as defined below) as to which interest has been paid or made available for payment, quarterly on January 22, April 22, July 22 and October 22 in each year (each an “Interest Payment Date”), commencing on April 22, 2007, at the rate per annum determined in accordance with the provisions set forth on the reverse hereof, until the principal hereof has been paid or duly made available for payment. Each payment of interest hereon will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

     The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided for in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the January 8, April 8, July 8 or October 8 (whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment Date; except that interest due at Maturity will be paid to the Person to whom the principal is paid. Any such interest not so punctually paid or made available for payment will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Payment of principal of and premium (if any) and interest on this Note will be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Note represented hereby for all purposes under the Indenture.
     The “Place of Payment” with respect to this Note shall be The City of New York.
     All payments on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     If the Maturity Date is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue for the period from and after the Maturity Date to such next succeeding Business Day. If an Interest Payment Date, other than the Maturity Date, is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that if such succeeding Business Day is in the next succeeding calendar month, the payment due on such day shall be made on the immediately preceding Business Day. “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, provided, that such day is also a London Business Day. “London Business Day” means any day on which dealings in United States dollars are transacted on the London interbank market.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect as though fully set forth in this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.
Dated: January 24, 2007

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	GENERAL MILLS, INC.
This is one of the Securities
of the series designated herein
referred to in the within-mentioned
Indenture.	By:

Donal L. Mulligan
Its Vice President, Treasurer

U. S. BANK NATIONAL ASSOCIATION, as Trustee
Attest:

By:	Authorized Officer		Christopher A. Rauschl Its Assistant Secretary

OR

as Authenticating Agent for the Trustee		[SEAL]

By:

Authorized Officer

[REVERSE OF NOTE]
GENERAL MILLS, INC.
FLOATING RATE NOTES DUE 2010
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1996 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association (f.k.a. First Trust of Illinois, National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount. This Note is one of a series of the Securities designated as Floating Rate Notes due 2010 (the “Notes”).
     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the unpaid principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     This Note is not subject to redemption prior to Stated Maturity.
     This Note shall bear interest at a rate per annum equal to the three-month LIBOR rate (as defined below), as determined on the applicable Interest Determination Date (as defined below) by the Calculation Agent (as defined below) (based on the actual number of days in each quarterly Interest Period and a 360-day year), plus 0.13%.
     The rate of interest on this Note will be 5.49% on January 24, 2007 and will be reset on the first day of each Interest Period (as defined below) other than the Initial Interest Period (as defined below) (the date on which each such reset occurs, an “Interest Reset Date”). An “Interest Period” for the Notes

means the period commencing on an Interest Payment Date (or, in the case of the Initial Interest Period, commencing on January 24, 2007) and ending on the day preceding the next following Interest Payment Date. The “Initial Interest Period” will be January 24, 2007 through April 21, 2007. The “Interest Determination Date” for an Interest Period will be the second Business Day preceding such Interest Period.
     “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:
     (i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.
     (ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding Interest Reset Date.
     “Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on that service).
     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
     The “Calculation Agent” shall be the agent appointed by the Company to calculate the interest rate on the Notes and will initially be the Trustee. The Calculation Agent shall calculate the interest rate in accordance with the foregoing. On or before each Calculation Date (as defined below), the Calculation Agent will determine the interest rate and notify the Paying Agent. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive and binding and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The “Calculation Date” pertaining to any Interest Determination Date on a Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.
     Notwithstanding the foregoing, the interest rate shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
     The Company may, without the consent of the Holders of the Notes, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional Securities having the same terms, together with these Notes, will constitute a single series of Notes under the Indenture. No such additional Securities may be issued if an Event of Default has occurred with respect to these Notes.

     The Indenture contains provisions for defeasance at any time of either the entire principal of the Notes or of certain covenants and Events of Default with respect to the Notes, in either case upon compliance by the Company with certain conditions set forth in the Indenture.
     This Note is exchangeable for definitive Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that the Depositary is no longer so registered, (y) the Company executes and delivers to the Trustee a Company Order that this Note shall be so exchangeable or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. In such case, this Global Security shall be exchangeable into Notes issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No Notes shall be issuable in denominations of less than $2,000. If this Note is exchangeable pursuant to the preceding sentences, it shall be exchangeable for definitive Notes, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms in registered form and of differing denominations aggregating a like amount.
     As provided in the Indenture and subject to the limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No Notes will be issuable in denominations of less than $2,000. As provided in the Indenture and subject to the limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor in denominations of

$2,000 and integral multiples of $1,000 in excess thereof, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the

Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note at such holder’s address as it appears on the Security Register (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.
     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.
     Capitalized terms used herein which are not defined herein shall have the respective meanings assigned thereto in the Indenture.
     The Indenture is, and this Note shall be, governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—as tenants in common	UNIF TRAN MIN ACT— CUSTODIAN
TEN ENT	—as tenants by the entireties	(Cust) (Minor)
JT TEN	—as joint tenants with right	Under Uniform Transfers to Minors Act
of survivorship and not as
	tenants in common	(State)
          Additional abbreviations may also be used though not in the above list.
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Please insert Social Security or
Other identifying Number of Assignee

/                                            /

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note of GENERAL MILLS, INC. and does hereby irrevocably constitute and appoint                                                                                                                                                     attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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